EXHIBIT 32.1

              CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
          OF TITLE 18 OF THE UNITED STATES CODE, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the annual report of Simclar, Inc. (the "Company") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Barry
J. Pardon, President of the Company, hereby certify as of the date hereof, solely for purpose of Title 18, Chapter 63, Section 1350 of the United States Code, that, to my knowledge:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

                                                     /s/ Barry J. Pardon
                                                  -----------------------------
                                                  Barry J. Pardon, President
                                                  Simclar, Inc.
                                                  March 30, 2004